                                                                  EXHIBIT 99.10t

                                     FORM OF
                     AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C CLASS

     THIS  AMENDMENT NO. 6 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES  PLAN is made as of the 31st day of  March,  2006 by each of the  above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and amended April 30, 2001, September 3, 2002, February 27, 2004, September
30, 2004 and November 17, 2004 (the "Plan"); and

     WHEREAS,  American  Century  Mutual  Funds,  Inc. has added two new series,
Small Cap Growth Fund and Mid Cap Growth Fund (the "New ACMF Funds"),  for which the Fund's board has established a C class of shares; and

     WHEREAS,  American Century World Mutual Funds, Inc. has added a new series,
International  Value Fund (the  "New ACWMF Fund")  (ACMF New Funds and ACWMF New
Fund collectively the "New Funds"), for which the Fund's board has established a
C class of shares; and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Funds;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American  Century Mutual Funds,  Inc. and American  Century World Mutual
Funds,  Inc.,  hereby adopt the Plan on behalf of the New Funds,  in  accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions  contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 6.

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     4. In the event of a conflict between the terms of this Amendment No. 6 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 6 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 6 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 6 as of the date first above written.

                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                               AMERICAN CENTURY MUTUAL FUNDS, INC.
                               AMERICAN CENTURY STRATEGIC ASSET
                                   ALLOCATIONS, INC.
                               AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                               BY:
                                     -----------------------------------------
                                     Charles A. Etherington
                                     Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                      DATE PLAN ADOPTED
------                                                      -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                                 May 1, 2001
>>       Value Fund                                         May 1, 2001
>>       Small Cap Value Fund                               May 1, 2001
>>       Large Company Value Fund                           May 1, 2001

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Growth Fund                                        May 1, 2001
>>       Ultra Fund                                         May 1, 2001
>>       Vista Fund                                         May 1, 2001
>>       Heritage Fund                                      May 1, 2001
>>       Select Fund                                        September 3, 2002
>>       New Opportunities II Fund                          September 3, 2002
>>       Large Company Growth Fund                          September 3, 2002
>>       Capital Growth Fund                                February 27, 2004
>>       Fundamental Equity Fund                            November 17, 2004
>>       Small Cap Growth Fund                              March 31, 2006
>>       Mid Cap Growth Fund                                March 31, 2006

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund              May 1, 2001
>>       Strategic Allocation: Moderate Fund                May 1, 2001
>>       Strategic Allocation: Conservative Fund            September 30, 2004

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>       Global Growth Fund                                 May 1, 2001
>>       International Growth Fund                          May 1, 2001
>>       Life Sciences Fund                                 May 1, 2001
>>       Technology Fund                                    May 1, 2001
>>       Emerging Markets Fund                              May 1, 2001
>>       European Growth Fund                               May 1, 2001
>>       International Value Fund                           March 31, 2006

By:
        ------------------------------------
Name:   Charles A. Etherington
Title:  Vice President
Date:   March 31, 2006

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